STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this "Pledge") is made and entered into this 21st day of January, 2014, by and between Qayed Shareef ("Pledgor") and Adaptive Medias, Inc., a Nevada corproation ("Pledgee").

RECITALS:

A. Pledgor is the Chief Exeutive Officer of the Company and a member of its Board of Directors.

B. Pledgor currently owns 18,628,900 shares of Pledgee’s Common Stock (the “Stock”), and is its largest single stockholder.

C. This Pledge is made to secure the performance of the Pledgor (as borrower) pursuant to a Secured Promissory Note (the “Note”) of even date herewith.

D. The transactions contemplated by the Note and this Pledge have been approved by the sole disiniterested member of Pledgee’s Board of Directors and has been deemed fair and in the best interests of Pledgee and its stockholders.

NOW, THEREFORE, for and in consideration of the matters recited above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Pledgor agrees as follows:

1.           Security Interest. Pledgor hereby pledges and grants to Pledgee a security interest in and a lien on the Stock, and all cash, securities and property paid, and/or distributed to or for the benefit of Pledgor as a consequence of Pledgor's ownership of the Stock, or any portion thereof (collectively, the "Collateral"). The parties agree that financing statements (Forms UCC1) may be filed in Nevada.

2.           Obligations Secured. The Collateral and the continuing security interest granted herein shall secure all amounts payable under the Note.

3.           Delivery. All original certificates and instruments representing or evidencing the Collateral, or any portion thereof, shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accomplished by duly executed instruments of transfer or assignments in blank.

4.           Covenants. Pledgor covenants and agrees that until the amounts due and owing under the Note have been paid in full, Pledgor shall:

(a)           Sale of Collateral. Not sell, transfer, assign, or otherwise dispose of the Collateral, or any portion thereof, without the prior written consent of Pledgee.

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(b)           Creation of Liens. Not voluntarily create, incur, or permit to exist any mortgage, pledge, encumbrance, lien, security interest, or charge of any kind on the Collateral, or any portion thereof, except as contemplated hereby.

(c)           Additional Documents and Future Actions. Pledgor will take such actions and provide Pledgee, from time to time, with such agreements, financing statements and additional instruments, documents or information as Pledgee may reasonably deem necessary or advisable to perfect, protect, and maintain its security interests in the Collateral or any portion thereof, to permit Pledgee to protect its interest in the Collateral or any portion thereof, or to carry out the terms hereof. Pledgor irrevocably authorizes the filing of carbon, photographic, or other copy of this Agreement, or of a financing statement, as a financing statement.

(d)           Requested Information. Upon a Default as defined below, with reasonable promptness, deliver to Pledgee all such other data and information in respect of the financial condition and affairs of Pledgor and the value of the Collateral, as Pledgee may reasonably request from time to time.

5.           Default. The occurrence of an Event of Default as defined under the Note shall constitute a Default hereunder.

6.           Rights of Pledgor and Pledgee.

(a)           Before a Default. Prior to the occurrence of an Event of Default:

(1)            Voting. Pledgor shall be entitled to exercise any and all voting and other consensual rights arising under the Collateral, or any portion thereof, for any purpose not inconsistent with the terms hereto.

(2)           Dividends. Pledgor shall be entitled to receive and retain, free and clear of any security interest in favor of Pledgee, any and all dividends with respect to the Collateral, or any portion thereof.

(b)           After a Default. Upon the occurrence and during the continuance of an Event of Default:

(1)           Voting. Pledgee shall have the right to (i) exercise voting and other consensual rights which Pledgor would otherwise be entitled to exercise and (ii) receive distributions which Pledgor would otherwise be authorized to receive and retain.

(2)           Sale of Collateral. Pledgee may exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of California.

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7.           Reasonable Care. Pledgee shall exercise reasonable care in the custody and preservation of the Collateral in its possession.

8.           Return of Collateral. Upon the satisfaction by the Pledgor of all its Obligations under the Note and this Agreement, the security interest given in the Collateral shall be terminated. Within ten (10) days thereof, the Pledgee shall deliver the Collateral to Pledgor.

9.           Miscellaneous.

(a)            Communications and Notices. Any notice, demand or request required or permitted to be made pursuant to, under or by virtue of this Agreement shall be delivered in accordance with the terms of the Note.

(b)           Severability. The provisions of this Pledge are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

(c)           Headings. The headings of the Articles, Sections, paragraphs and clauses of this Pledge are inserted for convenience only and shall not be deemed to constitute a part of this Pledge.

(d)           Binding Effect. This Pledge and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives and permitted successors and assigns, as applicable.

(e)           Amendment. No modification of this Pledge shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

(f)           Governing Law. This Pledge has been made, executed and delivered in the State of California and shall be construed in accordance with and governed by the laws of such State.

(g)           No Third-Party Beneficiaries. The rights and benefits of this Pledge shall not inure to the benefit of any third party.

(h)           Counterparts. This Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Pledge by signing any such counterpart.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Pledgor has executed this Pledge as of the day and year first above written.

PLEDGOR:

Date: January 21, 2014	By:	/s/ Qayed Shareef
Qayed Shareef

PLEDGEE:

ADAPTIVE MEDIAS, INC.

Date: January 21, 2014	By:	/s/ Abdul Parmach
Abdul Parmach, Principal Accounting Officer

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